OMB APPROVAL
OMB Number:
3235-0418
Expires:
February 28, 2006
Estimated average burden
hours per response. . .
.. .148.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. ___)

GEORGIA INTERNATIONAL MINING CORPORATION
(Name of small business issuer in its charter)

NEVADA				1000			20-2308107
State or jurisdiction of 		(Primary Standard Industrial 	(I.R.S.
Employer Identification No.)
incorporation or organization 	Classification Code Number)

299-1917 West 4th Avenue, Vancouver,BC.
V6J 1M7 (604) 454-8035

(Address of principal place of business or intended principal place of business)

Nevada Corporate Headquarters, Inc. 101 Convention Center Drive 7th floor, Las Vegas, NV 89109
702 873 9027
(Name, address and telephone number of agent for service)

Copies to:
Dennis Brovarone
Attorney and Counselor at Law
18 Mountain Laurel Drive, Littleton, CO 80127

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



CALCULATION OF REGISTRATION FEE

Title of each
class of
securities to
be registered
Dollar
Amount to
be
registered
Proposed
Maximum
offering
price per
unit
Proposed
maximum
aggregate
offering price
Amount of
registration
fee
Common Share
$1,000,000
$0.10
$1,000,000
$117.70
Shares of
common stock
underlying
warrants


$1,200,000


$0.12


$1,200,000


$141.24

Total

$2,200,000


$2,200,000

$258.94

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





Table of Contents

			PAGE

Prospectus Summary	1
Risk Factors 	2
Where You Can Get Additional Information	7
Use of Proceeds	8
Determination of the Offering Price	9
Dilution	9
Plan of Distribution	11
Management	14
Security Ownership of Certain Beneficial Owners
And Management 	15
Description of Securities	16
Transfer and Warrant Agent 	17
Interest of Named Experts and Counsel	17
Legal and Accounting Matters 	17
Securities and Exchange Commission Position of Indemnification
For Securities Act Liabilities	18
Description of Business 	19
Management's Discussion and Analysis
Of Financial Condition/Plan of Operations	20
Description of Property	21
Transactions with Management and Founder 	21
Market for Common Stock
And Related Stockholder Matters 	21
Executive Compensation 	21
Financial Statements 	F-1


GEORGIA INTERNATIONAL MINING CORPORATION

PROSPECTUS

Minimum / Maximum Offering: 4,000,000 Units / 10,000,000 Units
Offering Price: $.10 per Unit

Georgia International Mining Corporation, a Nevada corporation, offers for sale, on a self- underwritten, a minimum of 4,000,000 units and a maximum of 10,000,000 units at a price of $.10 per unit. Each unit consists of one share of common stock, one redeemable warrant, to purchase an additional share of common stock at $.12 within five years. Proceeds from the sale of the units will be escrowed in a non-interest bearing account with US Bank, Littleton, Colorado until the minimum number of units is sold. If the minimum proceeds are not received within 180 days from the date of this prospectus, which can be extended an additional 180 days in our sole discretion, all escrowed funds will be returned to subscribers without interest or deduction. This offering may continue past 180 days only if the minimum number of units has been sold. This offering will end no later than six months from the date of this prospectus, and may be terminated sooner in our sole discretion.

Investing in our securities involves risk, see "Risk Factors" page 2. Any investor who cannot afford to sustain the total loss of their investment should not purchase the securities offered herein. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This is our initial public offering. No public market currently exists for our shares, although we intend to apply for listing on the Over-the-Counter Bulletin Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions. An indeterminate number of shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, and who will be paid a maximum of a 10% commission on the sales they make. We currently have no agreements, arrangements or understandings with any broker/dealers to sell units.


Price to
public
Underwriting
Discounts and
Commissions (1)
Proceeds to
Company (1)
(2)
Per Share
$0.10
$0.01
$0.09
Total
Minimum
$400,000
$40,000
$360,000
Total
Maximum
$1,000,000
$100,000
$900,000

(1) Represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units. We plan to have our officers offer and sell the units. They will receive no discounts or commissions. We do not have any agreements or understandings with any broker/dealers, although we may, at our discretion, retain such to assist in the offer and sell of units. In such event, we will update this prospectus accordingly.

(2) Proceeds to us are shown before deducting offering expenses payable by us estimated at $30,000, including legal and accounting fees and printing costs.

The date of this Prospectus is May 15, 2005.
Prospectus Summary

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "Risk Factors, page 2."

Georgia International Mining Corporation, hereafter referred to as we, us, our or GIMC, a Nevada corporation, intend to conduct exploration and evaluation of the diamond potential in the King Fish and King East properties in the Southern Slave Province and Lena in the Mackenzie basin, Northwest Territories, Canada with the view to identifying development and production options suitable for starting commercial mining operations.

Once this offering is completed, we will begin and complete an exploratory drilling program and lab testing. If we consider the evaluation favorable, we will start setting-up the mining production equipment and hire the necessary work force. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

The Offering

Securities Offered: Minimum of 4,000,000 units and a maximum of 10,000,000 units. Each unit consists of one share of common stock, one redeemable warrant to purchase an additional share of common stock for $0.12 within five years of the date of issuance. The common stock sold in the units and the common stock underlying the warrant has a par value of $.001.

Offering Price: $0.10 per unit.
Escrow Agent:  TD Bank, 1022 Austin Ave., Coquitlam, BC. V3K 3P3.

Selected Financial Data as of fiscal year ended March 31, 2005

Income from Operations	$0
Total assets	8,020
Total Liabilities	0
Capital stock	8,200,000
Dividends declared	0

Until August 15, 2005 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.



Risk Factors

An investment in the units offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in our common stock.

1.	We have no operating history and expect to incur losses for the
foreseeable 	future.

We were founded on January 19, 2005, have no operating history from inception to Prospectus date. We expect to incur losses for the foreseeable future due to additional costs and expenses related to:

.. The implementation of our business model;
.. Drilling program costs;
.. The development of our market and product offerings;
.. The continued exploration to discover commercial reserves;
.. The development of strategic relationships;

2.	If we only raise the minimum-offering amount we will likely have
insufficient 	funds to begin operations.

Based on our current operating plan, if the maximum number of units is sold we should have sufficient funds to satisfy our anticipated need for working capital and capital expenditures for the next six months. After that time, we may need additional capital. If, however, only the minimum number of units is sold, we most likely will not have sufficient funds to even initiate scaled down operations and will likely need to seek additional funding to commence operations.

3.	If we have to seek additional funding, which is likely given our
limited 	capitalization even after this offering, investors in this
offering may suffer 	substantial consequences such as dilution or a
loss of seniority in preferences 	and privileges.

If we need to raise additional capital to implement or continue operations, we will likely have to issue additional equity or convertible debt securities. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to fund our operations, develop and enhance our mining technologies or respond to competitive pressures.


4.	The competition for and scarcity of mineral lands may adversely
affect our 	ability to locate and develop profitable mining operations.
Many companies and individuals are engaged in the mining business, including large, established mining companies with substantial capabilities and long earnings records. There is a limited supply of desirable mineral lands available for claim staking, lease or other acquisition in the area where we contemplate conducting exploration activities. We may be at a competitive disadvantage in acquiring mining properties, as we must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than we do. Accordingly, there can be no assurance that we  will be able to compete successfully for new mining properties.
5.	The cost of an exploration and development program may exceed our
capital 	resources even if the maximum offering is sold.

Our profitability will be significantly affected by the costs and results of our exploration and development program. As mines have limited lives based on proven and probable mineral reserves, the Company actively seeks to replace and expand its reserves, primarily through exploration and development and, from time to time, through strategic acquisitions.

6.	Mining risks are often unpredictable and we do not presently have
insurance 	and certain risks will not be covered by insurance, which
could adverse affect 	our business.

The business of mining is generally subject to certain types of risks and hazards, including environmental hazards, industrial accidents, unusual or unexpected rock formations, changes in the regulatory environment, cave-ins, rock bursts, rock falls and flooding and gold bullion losses. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

We do not presently carry insurance to protect itself against certain risks of mining and processing though it is our intention to obtain insurance in amounts that we consider to be adequate but which may not provide adequate coverage in certain unforeseen circumstances. We may also become subject to liability for pollution, cave-ins or other hazards against which we cannot insure or against which we may elect not to insure because of high premium costs or other reasons or we may become subject to liabilities which exceed policy limits. In such case, we may be required to incur significant costs that could have a material adverse effect on our financial performance and results of operations.




7.	The costs of compliance with laws and regulations regarding the
	environment and mining exploration and operation could adversely
affect 	our business.

Our proposed exploration, mining and mineral processing operations are subject to the laws and regulations of federal, provincial, state and local governments in the jurisdictions in which we operates. These laws and regulations are extensive and govern prospecting, development, production, exports, taxes, labour standards, occupational health and safety, waste disposal, toxic substances, environmental protection, mine safety and other matters. Compliance with such laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating, closing, reclaiming and rehabilitating mines and other facilities. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation thereof could have a material adverse impact on the Company, cause a reduction in levels of production and delay or prevent the development of new mining properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in exploration and mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations.

The enactment of new laws or amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

8.	General risks attendant to resource exploration and development
could 	adversely affect our business.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environment protection, the combination of which factors may result in us not receiving an adequate return on investment capital.

9.	Exploration and development efforts may be unsuccessful.

There is no certainty that the expenditures to be made by us in the exploration described herein will result in discoveries of mineralized material in commercial quantities. Most exploration projects do not result in the discovery of commercially mineable ore deposits and no assurance can be given that any particular level of recovery of ore reserves will in fact be realized or that any identified mineral deposit will ever qualify as a commercially mineable or viable ore body which can be legally and economically exploited. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to ore reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

10.	Mineral prices may not be sufficient to generate profits if and
when we have 	minerals to sell.

The price of minerals is volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining techniques. We do not know when or even if we will have mineral production and cannot predict the market prices for minerals if and when production begins. It is possible that mineral prices will not be sufficient to cover the costs of production and generate profits even if we enter into production.

11.	Risks associated with penny stock rules could make resale of our
shares 	difficult.

Our common stock is expected to be subject to the "penny stock" rules as defined in 1934 Securities and Exchange Act rule 3a51-1. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the our common shares in the United States and shareholders may find it more difficult to sell their shares.

12.	Our officers and director currently own approximately 59% of the
issued 	and outstanding common shares. Such concentrated control
allows these 	shareholders to exert significant influence in
matters requiring approval of 	our shareholders.

Our three officers and director, taken as a group, currently beneficially own approximately 59% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and director may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

13.	The lack of a public market for our common stock may cause an
investor to 	have difficulty reselling the shares.

Our common stock is not presently listed for trading on any exchange or market. Investors may have to indefinitely hold their shares and may have difficulty selling their shares.



14.	Investors in our common stock will experience immediate and
substantial 	dilution as a percentage of their holdings.

The net tangible book value of our common stock at March 31, 2005 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 50% if the maximum offering is sold and 70% if the minimum offering is sold.


15.	Our offering price is arbitrarily determined and is unrelated to
any measure 	of value, actual income or assets.

Our offering price of $0.10 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

16.	We have no employees and are largely dependent upon our officers,
who 	have no drilling and exploration experience, to develop our
business.

We rely heavily upon our officers to meet our needs. Mr. Mark Hague, our president, Ms. Noelle Anderson, our secretary and Reda Akladios our treasurer, CFO maintain outside employment, which limits the time they can devote to GIMC's matters. Moreover, while Mr. Akladios has mineral exploration experience, Mr. Hague, and Ms. Anderson have no experience in mining exploration.

Forward -Looking Statements

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and its industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Business" and elsewhere in this prospectus. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.


Where you can get additional information

We will be subject to and will comply with the periodic reporting Requirements of Section 12(g) of the Securities Exchange Act of 1934. We will furnish to our shareholders an Annual Report on Form 10-KSB containing financial information examined and reported upon by independent accountants, and it may also provide unaudited quarterly or other interim reports such as Forms 10-QSB or Form 8-K as it deems appropriate. Our Registration Statement on Form SB-2 with respect to the Securities offered by this prospectus, which is a part of the Registration Statement as well as our periodic reports may be inspected at the public reference facilities of the U.S. securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549,or from the Commission's internet website, www.sec.gov and searching the EDGAR database for Georgia International Mining Inc. Copies of such materials can be obtained from the Commission's Washington, D.C. office at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.


Use of Proceeds

The following table sets forth management's estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.



Maximum
10,000,000
units
If sold
6,000,000
units
Minimum
4,000,000
units


Total Proceeds

$1,000,000

$600,000

$400,000
Less:





Commission (1)
100,000
60,000
40,000

Offering
expenses
filing fees

30,000

30,000

30,000


Net Proceeds

870,000

510,000

330,000
Use of Net Proceeds




Equipment
330,000
330,000
220,000

Maps and
reports
35,000
35,000
35,000

Assays
10,000
10,000
10,000

License and
registration
15,000
15,000
15,000

Working capital
480,000
120,000
50,000

Total use of net
proceeds

$870,000

$510,000

$330,000






(1) We plan to have our officers offer and sell the units. They will receive no discounts or commissions. To the extent that our officers sell the units, the proceeds which allocated for commissions will be additional working capital. We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our units, although we may, at our discretion, retain such to assist in the offer and sell of units. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the units.


Determination of Offering Price

We arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

The net tangible book value of our common stock at March 31, 2005 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 45% if the maximum offering is sold and 67% if the minimum number of shares is sold. As a result investors would experience an immediate dilution of 95% if the maximum of 10,000,000 units are sold and 97% if the minimum 4,000,000 units are sold.

Dilution

The proceeds from the sale of units will vary depending on the total number of units sold. If all 10,000,000 units offered hereunder were sold, there would be a total of 18,200,000 common shares issued and outstanding. If the maximum 10,000,000 units were sold the net proceeds after deducting the offering costs of $30,000 will be $970,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $978,020. Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $.0.05.

Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares of approximately $.05 or approximately 50% and our present shareholders will receive and immediate book value increase of approximately $.05 per share.

If the minimum 4,000,000 units offered hereunder were sold, there would be a total of 12,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $370,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $378,020. Dividing our net capital book value by the number of shares outstanding discloses a per share book value of approximately $.03. Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in book value of their shares of approximately $.07 or approximately 70% and our present shareholders will receive and immediate book value increase of almost $.03 per share.

The following table illustrates the dilution, which will be experienced by investors in the offering:




If
maximum
offering
sold

If
minimum
offering
sold
Offering price per share
before deduction of offering
expenses


$0.10


$0.10
Net tangible book value per
share before the offering


0.001


0.001
Net tangible book value per
share after the offering


$0.05


$0.03
Dilution to new investor per
share

$0.05

$0.07
Dilution to new investor as a
percentage


50%


70%


Comparative Data

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of units is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If maximum offering of 10,000,000 was sold


Shares
Owned
Approximate
Percentage
Total
Shares
Outstanding
Total
Consideration
Approximate
Percentage
Total
Consideration
Average
Price /
Share
New
Investors

10,000,000

55%

$1,000,000

99%

$0.10
Existing
Shareholders

8,200,000

45%

$8,200

1%

$0.00






If minimum offering of 4,000,000 was sold
New
Investors

4,000,000

33%

$400,000

98%

$0.10
Existing
Shareholders

8,200,000

67%

$8,200

2%

$0.00









Selling Security Holders

None of our existing shareholders is selling securities pursuant to this prospectus.


Plan of Distribution

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.

We also may retain licensed broker/dealers to assist us in the offer and sell of the units, if we deem such to be in our best interest. At this time we do not have any commitments, agreements or understandings with any broker/dealers. The maximum underwriting discounts and commissions we are willing to pay to engage broker/dealers is 10%. In the event we retain any broker/dealers to assist in the offer and sell of units we will update this prospectus accordingly.

In order to buy units you must complete and execute the subscription agreement and return it to us at 299-1917 West 4th Avenue, Vancouver, BC. V6J 1M7. Payment of the purchase price must be made by check payable to the order of "Dennis Brovarone as Escrow Agent for Georgia International Mining Corporation." The check may be delivered directly to Mr. Brovarone at 18 Mountain Laurel Drive, Littleton, Colorado 80217, telephone 303 466 4092, or to us at the abovementioned address. Any subscription funds we receive will be delivered to the Escrow Agent by no later than noon of the business day following receipt.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     3. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
(12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the United States of America, the Canadian Provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario, and/or offshore.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker-dealer reluctance to undertake the above described regulatory burdens.

Legal Proceedings

To our knowledge, neither us, nor any of our officers or director is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.




Management

The following table sets forth our director and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.

Name
Age
Position
Term since
Mark Hague
37
Director \
President
January 2005
Noelle Anderson
32
Secretary
January 2005
Reda Akladios
46
Chief Financial
Officer
February 2005

The above individuals will serve as officers and/or directors. None of the officers or directors are related. A brief description of their positions, proposed duties and their background and business experience follows:


Business Experience of Officers and the Director

Mark Hague. Since early 1990's Mr. Hague has been owner and operator of Fu Kuwan Ltd., a company involved in Real Estate Development in British Columbia, Canada. Through his company, Mr. Hague developed many properties for commercial and residential use. He also developed sites for mining companies to house their employees and to store mining equipments. Mr. Hague continues to be the president of Fu Kwan Ltd. and devotes approximately 20 hours per week to Georgia International Mining Corporation and will devote additional time as need requires.

Noel Anderson: Since 1995's Ms. Anderson has been owner and operator of Anderson's Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns in Vancouver, British Columbia, Canada. Since 2000, Ms. Anderson has also served as the Secretary of Fu Kwan. Ms. Anderson currently devotes approximately 20 hours per week to Georgia International Mining Corporation. She will devote additional time as need requires.

Reda Akladios: Mr. Akladios is involved in business management and consulting since 1985. He worked as controller for a number of companies in various industries including Vintage Consultants Ltd, North American Tungsten Corporation Ltd., Genco Resources Ltd. and the Lowen Group. He was also the treasurer and CFO of Vision Electric Ltd, Speedy plumbing and Rooter. Currently Mr. Akladios is the CFO of Laurence Holdsworth Construction Ltd. All the above are in Vancouver, British Columbia, Canada. Mr. Akladios was also the president and director of Beddis International Corp. Mr. Akladios is a qualified accountant in Canada and holds Certified Management Accountant designation.

Founder

Mr. Gino Mollica of Vancouver, British Columbia may be considered a founder of our company in that Mr. Mollica persuaded the officers and the director to form the company, advised the officers and the director on the business plan. Mr. Mollica and members of his family purchased an aggregate 1,000,000 shares of our common stock in the February 2005 private placement at $0.001 per share. Mr. Mollica has received no other item of value from us.


Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the persons known to us as beneficially owning more than five percent (5%) of the 8,200,000 shares which are presently outstanding and assuming the maximum offering of 10,000,000 units are sold. The table also shows the number of shares of common stock beneficially owned as of May 6, 2005, by each individual directors and executive officers and by all directors and executive officers as a group.

Name and address
Amount of
beneficial
ownership
% of class
before
offering
% of class
after
offering*
Mark Hague**
299-1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7


4,200,000


51.2%


23.1%
Noel Anderson**
299-1917 West 4th
Avenue, Vancouver, BC.
V6J 1M7
200,000
2.4%
1.1%
Reda Akladios**
101-6742 station Hill Court
Burnaby, BC.
V3N 4V2
400,000
4.8%
2.2%
Officers and Directors
As a Group (3 persons
4,800,000
59.0%
26.4%

* Assumes that 10,000,000 units are sold in this offering.
** Includes 200,000 shares held indirectly by a family member




Description of Securities

Common Stock

We are presently authorized to issue 70,000,000 shares of $.001 par value common stock. All shares when issued, will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors. We will furnish annual reports to our shareholders, which will include financial statements and other interim reports as we deem appropriate.


Warrants

We currently has no issued or outstanding warrants. As part of this offering, each unit sold will contain a warrant. Each warrant represents the right to purchase one share of common stock at price of $.12 per share within five year from the date of issuance. The warrants will be immediately exercisable.

The exercise price and the number of shares to be issued upon exercise of the warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the warrant agency agreement with Computershare Trust Company, Inc., Golden Colorado, including the issuance of common stock as a dividend on shares of common stock, subdivisions or combinations of the common stock or similar events. Except as stated in the preceding sentence, the warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the warrants or the current market price of our securities.

We have the right to redeem the warrants at any time prior to their conversion upon not fewer than thirty days written notice to the warrant holder. We may call either the warrants in whole or in part, or may call varying parts of each class at any one time. If a call is made in part with respect to any class, the warrants called shall be determined by lot. The redemption price for the warrants shall be $.001 for each warrant. The warrants may only be redeemed after the common stock publicly trades at a bid price above $0.50 for a period of ten consecutive trading days. We shall request the warrant agent to provide written notice to the registered holders of the warrants selected for redemption, giving the dates as of which such warrants shall be redeemed. The warrants called for redemption shall not be exercisable after the redemption date. Payment of the warrant redemption price shall be made by check payable to the registered holder, thereof, on the books of the warrant agent. All notices of redemption shall be effected in accordance with the provisions on notice described in
Section 12 hereof.

Holders of warrants will be entitled to notice in the event of (a) our granting to all holders of common stock of rights to purchase any share of capital stock or any other rights or (b) any reclassification of the common stock, any consolidation of our company with, or merger into any other entity or merger of any other entity into Georgia Mining International (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding share of common stock), or any sale or transfer of all or substantially all of our assets.

We have reserved from authorized, un-issued shares a sufficient number of shares of common stock for issuance on exercise of the warrants. During the period in which a warrant is exercisable, exercise of such warrant may be effected by delivery of the warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the warrant agent. The shares of common stock issuable on exercise of the warrant will be, when issued in accordance with the warrants, fully paid and non-assessable.

The holders of the warrants have no rights as stockholders until they exercise their warrants.

Warrant and Transfer Agent. Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80228 Tel: (303) 262-0600 has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.


Interest of Named Experts and Counsel

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Georgia International Mining Corporation. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Georgia International Mining
Corporation.

Legal Matters
Certain legal matters will be passed upon for us by Denis Brovarone, Attorney at Law, Littleton, Colorado.

Accounting Matters
The audited financial statements for the period from inception (January 19, 2005) to March 31, 2005 included in this prospectus and elsewhere in the registration statement have been audited by Cinnamon Jang
Willoughby LLP, located in Burnaby, BC.


Disclosure of Commission Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Description of Business

Company History:

Georgia International Mining Corporation was incorporated on January 19, 2005 in the State of Nevada. Our Address is: 299-1917 West 4th Avenue, Vancouver, BC. V6J 1M7. Our telephone number is: (604) 454-8035.

Upon formation, 8,200,000 shares were issued to twenty-two investors, including our officers and director for $8,200 or $0.001 per share. Our president and director, Mark Hague purchased 4,000,000 shares. His brother, Paul Hague purchased 200,000 shares. Our secretary, Noelle Anderson purchased 200,000 shares. Our chief financial officer, Reda Akladios purchased 200,000 shares and his wife, Fernanda Akladios purchased 200,000 shares.


Business Strategy

We intend to engage in the search for mineral deposits, diamond in particular, in the King Fish and King East properties in the Southern Slave Province and Lena in the Mackenzie basin, Northwest Territories, Canada. Based upon information posted by the provincial government of the Northwest Territories (http://www.iti.gov.nt.ca/mog/index.htm), we believe the area is promising deposits of diamond and other precious metals such as gold and platinum. Our Strategy is to discover kimberlites that contain enough diamonds to start the developing of a mining site to produce diamonds.

According to the government of the Northwest Territories, strong demand for diamonds and the projected shortfall in supply, are all spurring a worldwide search for new diamond deposits. Diamond exploration has been taking place in about 60 prospecting areas across Canada. The Northwest Territories and Nunavut continue to be the main focus, but some projects in Quebec, Ontario and Saskatchewan are also promising.

We believe the primary value of our business model will be the commodity price of diamonds and precious metals. We believe it is a common practice in the commodity market, traders buy short or long term contracts to guarantee steady shipment of metal to the markets at a negotiable price. The price is determined by the quality of the mineral produced and the commodity price at the time the contract is negotiated.


Managements Discussion and Analysis of Financial Condition
Plan of Operations

Our plan of operations for the next twelve months is to raise funds through the offering. The principal use of the offering proceeds will be to provide working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures, please see Use of Proceeds, page 8.

To commence active business operations we will need to engage in a number of planning stage and preliminary activities. We will apply for a prospective license to lease a public land from the northwest territories in order to begin the exploration. Other commencement activities include hiring geologists and other professionals, purchasing and putting into place the necessary equipment to drill and operate an exploration site and sample analysis to determine the ore grade, percentage of metal recovery, and estimate the proven reserves. The activities will also determine the expected site remediation costs for environmental clean up. We will undertake these activities upon completion of this offering. Once a mineral property with reserves is discovered, we will file an application for mining rights. Once this offer is complete, we will apply for a prospective license in the Northwest Territories.

Liquidity and Capital Resources

As of March 31, 2005 we had total assets of $8,020 in cash. As of May 6, 2005, these funds were expended to retain legal counsel for the offering and reimburse our president for expenses paid on behalf our company. We believe that Mr. Hague will continue to pay offering expenses as and when needed which will be accounted for as shareholder loans. As a result of our current lack of capital, we are completely dependent upon the sale of the minimum offering to implement our business plan. Even if the maximum offering is sold, we anticipate having to raise additional capital after twelve months.



Description of Property

We do not own any properties as we are in the exploration stage. We lease our 4,000 square foot office in Vancouver, British Columbia from our president on a month to month basis without charge.


Transactions with Management and Founder

Except for the issuance of common stock to our officers and directors at the same price of $0.001 per share as paid by the non-officer/director shareholders, we have not entered into any transactions with management.

Mr. Gino Mollica of Vancouver, British Columbia may be considered a founder of our company in that Mr. Mollica advised the officers and the director on the formation of the company and its business plan. Mr. Mollica and members of his family purchased an aggregate 1,000,000 shares of our common stock in the February 2005 private placement at $0.001 per share. Mr. Mollica has received no other item of value from us.


Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a minimum of 4,000,000 units and a maximum of 10,000,000 units. Each unit will consist of one share of common stock, one redeemable warrant, to purchase an additional share within five years. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 22 shareholders.


Executive Compensation

To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation.




Financial Statements

Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Georgia International Mining Corporation
(An Exploration Stage Corporation):

We have audited the interim balance sheet of Georgia International Mining Corporation as at March 31, 2005 and the interim statements of stockholders' operations and changes in stockholders' equity and cash flows from the date of inception (January 19, 2005) to March 31, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these interim financial statements present fairly, in all material respects, the financial osition of the company as at March 31, 2005 and the results of its operations and its c as h flows for the period then ended in conformity with generally accepted accounting principles in the United States.



"Cinnamon Jang Willoughby &
Company"
Chartered Accountants

Burnaby, BC
April 27, 2005


MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.

HLB Cinnamon Jang Willoughby & Company is a member of HLB
Interrnational. A worldwide organization of accounting firms and business advisors.

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
United States Dollars

BALANCE SHEET





March 31,
2005
ASSETS

CURRENT ASSETS

Cash on hand
8,020


Total Assets
$8,020


LIABILITIES AND STOCK HOLDER EQUITY



CURRENT LIABILITY
-


Total Current Liabilities
-


STOCKHOLDERS' EQUITY

Deficit
180
Common stock, $0.001 par value, 70,000,000
shares authorized, 8,200,000 issued and
outstanding
8,200
Total Equity
8,020


Total Liabilities and Stockholders' Equity
$8,200
















The accompanying notes are integral part of these financial statements GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Operations

From January 19, 2005 (the inception date) to March 31, 2005





Revenue
$-




Expenses



Exchange gain and loss
35
License and registration
125
Bank charges
20
Net profit (Loss)
$180































The accompanying notes are an integral part of these financial statements


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of changes in Stockholder's Equity

From January 19, 2005 (the inception date) to March 31, 2005


Common Stock
Capital in
excess of
Par Value
Accumulated
Income /
Deficit

Shares
Amount


Balance Jan. 19,
05
$-
$-


Shares issued for
cash at $0.001 on
February 10, 2005


8,200,000


8,200


-


-





Balance March 31,
2005

8,200,000

$8,200

$-

$-







































The accompanying notes are an integral part of these financial statements.


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

Interim Statement of Cash Flow

From January 19, 2005 (the inception date) to March 31, 2005




March 31, 2005
Cash flow from operating activities

Net profit (loss)
($180)


Cash flow from investing activities
-


Cash flow from financing activities

Common Shares issued
8,200


Net increase (decrease) in cash
8,200


Cash at beginning of period
-


Cash at end of period
$8,020




















The accompanying notes are integral part of these financial statements


GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

March 31, 2005



1.Organization

The Company was incorporated under the laws of the State of Nevada on January 19, 2005 with authorized common stock of 70,000,000 shares at $0.001 par value. The Company has elected January 31 as its fiscal year end.

The Company was organized for the purpose of conducting mining exploration, developing mining sites and producing minerals to the consumer markets.

Since its inception, the Company has completed private placement offerings of 8,200,000 common shares for $8,200

The financial statements have been prepared on the basis of going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company has not generated any revenues or completed development of any commercially acceptable products or services to date and losses are expected to be incurred in developing its businesses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations.

Interim Financial Statements

The accompanying audited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B.

2.Summary of significant accounting policies

Basis of presentation

The accompanying financial statements are presented in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States.


Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash approximate carrying value due to the short-term maturity of the instruments.

3.Related Party Transaction

Related parties owns 51% of the common sock issued as follows:

Mark Hague:		49%
Noelle Anderson	  2%
Reda Akladios 	  4%



Part II - Information Not Required in Prospectus

Item 24.	Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada
Business Corporation Act.

Item 25.	Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.


Amount
SEC registration fee
$278.74
Printing and shipping expenses
$2,500.00
Legal fees and expenses
$22,000.00
Accounting fees and expenses
$3,000.00
Transfer and Miscellaneous expenses
$2,221.26
Total
$30,000

* All expenses except SEC registration fee are estimated.



Item 26.	Recent Sales of Unregistered Securities

In February 2005 the following common shares were issued to accredited investors without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.


Shares Issued
Consideration
Mark Hague

4,000,000

$4,000
Paul Hague

200,000
$200
Valentina
Giverin

200,000
$200
Lisa McKay
200,000
$200
Gino Mollica
200,000
$200
Doug Merrik
200,000
$200
Thomas C Hatton
200,000
$200
Judy Mooring
200,000
$200
Peter Mollica
200,000
$200
Mike Mollica
200,000
$200
Frank Mollica
200,000
$200
Brett Hatton
200,000
$200
Delaine Mollica
200,000
$200
Garry Dawe
200,000
$200
Latifa Brett
200,000
$200
First Time Investment*
200,000
$200
Robert Mills
200,000
$200
Irene Mills
200,000
$200
Eric Anderson
200,000
$200
Fernanda Akladios
200,000
$200
Reda Akladios
200,000
$200
Noelle Anderson
200,000
$200
Total
8,200,000
$8,200

*First Time Investment is controlled by Evan Brett.


Item 27.  Exhibits.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

3.1   -- Articles of Incorporation
3.2   -- Bylaws
4.1   -- Form of Common Stock Certificate
4.2   -- Form of Common Stock Purchase Warrant
5.1   -- Opinion of Dennis Brovarone, Attorney at Law
10.1 -- Escrow Agreement
10.2 -- Warrant Agent Agreement
23.1 -- Consent of Dennis Brovarone, Attorney at Law (see opinion)
23.2 -- Consent of. Cinnamon Jang Willoughby & Company, Chartered
Accountants
99.1 --Subscription Agreement


Item 28.  Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
We hereby undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration
Statement to be signed on its behalf by the undersigned, on May 6, 2005


GEORGIA INTERNATIONAL MINING COPORATION




By: / MARK HAGUE (Signed)
-----------------------------------
Mark Hague, President and Director


By: Reda Akladios (Signed)
-----------------------------------
Reda Akladios, Chief Financial Officer.

2

II-6